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                                                                     EXHIBIT 5.1

    [LETTERHEAD OF FRESHMAN, MARANTZ,ORLANSKI, COOPER & KLEIN APPEARS HERE]

                               February 20, 1998


Impac Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, CA 92707

     Re:  Impac Mortgage Holdings, Inc.
          Registration Statement on Form S-3

Dear Sir/Madam:

At your request, we have examined the Registration Statement on Form S-3 of Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), filed on February 20, 1998 (the "Registration Statement"), exhibits filed or to be filed in connection therewith and the form of prospectus contained therein, which you have filed with the Securities and Exchange Commission ("SEC") in connection with the possible offer and sale from time to time of up to 2,009,310 shares (the "Shares") of Common Stock $.01 par value per share (the "Common Stock") by a stockholder of the Company in the manner described in the Registration Statement. This opinion is being delivered in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act.

For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records of the Company relating to the authorization, offering and issuance of the Shares, the Termination Agreement, effective December 19, 1997, among the Company, Imperial Credit Industries, Inc., Imperial Credit Advisors, Inc. ("ICAI"), Richard J. Johnson, Joseph R. Tomkinson, and William S. Ashmore, the Registration Rights Agreement, dated December 29, 1997, between the Company and ICAI, and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.
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FRESHMAN, MARANTZ, ORLANSKI,
    COOPER & KLEIN
   A LAW CORPORATION

Impac Mortgage Holdings, Inc.
February 20, 1997
Page 2

Based upon the foregoing and all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

With respect to the opinion set forth above, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters", in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                         Very truly yours,

                         /s/ Freshman, Marantz, Orlanski, Cooper & Klein

                         Freshman, Marantz, Orlanski, Cooper & Klein a law corporation